Exhibit 10.4

                   CONFIDENTIALITY and MANUFACTURING AGREEMENT

This Confidentiality Agreement ("Agreement") is made effective retroactively to October 1, 1997 by and between W.T. Sports, LTD, a NY corporation, FUA Safety Equipment, AG, a Swedish corporation, and Electronik Apparatabau, GmbH, a German Corporation, jointly referred to as ("Owner") and Tech Laboratories, Inc., a NJ Corporation referred to as ("Recipient").

1.   Confidential Information.

Owner proposes to disclose certain of its confidential and proprietary information (the "Confidential Information") to Recipient. Confidential Information shall include all data, materials, products, technology, computer programs, specifications, manuals, business plans, software, marketing plans, business plans, financial information, and other information disclosed or submitted, orally, in writing, or by any other media, to Recipient by Owner. Owner shall disclose so much of its Confidential Information as shall reasonably be required for Recipient to manufacture the Owner's Products for marketing pursuant to a certain Amended Joint Marketing Agreement executed simultaneously herewith between Owner and Tech Logistics, Inc. (a wholly owned subsidiary of Recipient).

2.   Recipient's Obligations.

A. Recipient agrees that the Confidential Information is to be considered confidential and proprietary to Owner and Recipient shall hold the same in confidence, shall not use the Confidential Information other than for the purposes of its business with Owner, and shall disclose it only to its officers, directors, or employees with a specific need to know. Recipient will not disclose, publish or otherwise reveal any of the Confidential Information received from Owner to any other party whatsoever except with the specific prior written authorization of Owner.

B. Confidential Information furnished in tangible form shall not be duplicated by Recipient except for purposes of this Agreement. Upon the request of Owner, Recipient shall return all Confidential Information received in written or tangible form, including copies, or reproductions or other media containing such Confidential Information, within ten (10) days of such request. At Recipient's option, any documents or other media developed by the Recipient containing Confidential Information may be destroyed by Recipient. Recipient shall provide a written certificate to Owner regarding destruction within ten (10) days thereafter.

C. If this Agreement or any subsequent Agreement between the parties or extension hereof is terminated for any reason by either party, then and in that event the Owner shall retain ownership to the Products, as well as to any and all modifications, improvements and extensions of the Products or the related technology whether such was created, implemented, designed, or paid for, by Owner or Recipient. Upon such Termination, Recipient shall pay to Owner, Owner's reasonable expenses in re-designing castings, if any, related to such modifications, improvements and extensions of the Products or the related technology.

3.   Manufacturing.

Recipient shall have the exclusive rights to manufacture the Owner's Products (as defined in the Amended Joint Marketing Agreement) for sale by Tech Logistics pursuant to the said Agreement. Recipient shall pay to Owner monthly in arrears, a sum equal to 5% of Recipient's Gross Profit on Sensors manufactured by Tech Laboratories, Inc./Tech Logistics, Inc.

                                                             Bernard M. Ciongoli
                                                             Werner Teichmann
                                                             Wilfred Teichmann

4.   Term.

The obligations of Recipient herein shall be effective in perpetuity from the date Owner last discloses any Confidential Information to Recipient pursuant to this Agreement. Further, the obligation not to disclose shall not be affected by bankruptcy, receivership, assignment, attachment or seizure procedures, whether initiated by or against Recipient, nor by the rejection of any agreement between Owner and Recipient, by a trustee of Recipient in bankruptcy, or by the Recipient as a debtor-in-possession or the equivalent of any of the foregoing under local law.

5.   Other Information.

Recipient shall have no obligation under this Agreement with respect to Confidential Information which is or becomes publicly available as a result of public disclosure by Owner. Any developments of the Products, or modifications, changes, deletions, or improvements of or upon the Products by Recipient its' agents servants, or employees, shall belong to Owner and shall be protected by Recipient hereunder as though same had been made by Owner.

6.   License.

The Manufacturing rights of Recipient hereunder shall be an exclusive License to Recipient to manufacture the Products as hereinabove provided (the License). It is understood and agreed that neither party solicits any change in the organization, business practice, service or products of the other party, and that the disclosure of Confidential Information shall not be construed as evidencing any intent by a party to purchase any products or services of the other party except as provided herein, nor as an encouragement to expend funds in development or research efforts. Confidential Information may pertain to prospective or unannounced products. Recipient agrees not to use any Confidential Information or the License as a basis upon which to develop or have a third party develop a competing or similar product.

7.   No Publicity.

Recipient agrees not to disclose its participation in this undertaking, the existence or terms and conditions of the Agreement without the prior written consent of Owner which consent shall not be unreasonably withheld.

8.   Governing Law and Equitable Relief.

This Agreement shall be governed and construed in accordance with the laws of the United States and the State of New Jersey and the parties hereto consent to the exclusive jurisdiction of the state courts and U.S. federal courts located there for any dispute arising out of this Agreement. Recipient agrees that in the event of any breach or threatened breach by Recipient, Owner may obtain, in addition to any other legal remedies which may be available, such equitable relief as may be necessary to protect Owner against any such breach or threatened breach.

9.   Final Agreement.

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

10.  No Assignment.

Recipient may not assign this Agreement or any interest herein without Owner's express prior written consent.

                                                             Bernard M. Ciongoli
                                                             Werner Teichmann
                                                             Wilfred Teichmann

11.  Severability.

If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

12.  Notices.

Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services.

If to Owner:

     Werner Teichmann, President, W.T. Sports, Ltd.
     PO Box 23
     Ellenville, New York 12428

     If to Recipient:
     Tech Laboratories, Inc., Attention: Bernard M. Ciongoli, President 955 Belmont Avenue
     North Haledon, NJ 07508

13.  No Implied Waiver.

Either party's failure to insist in any one or more instances upon strict performance by the other party of any of the terms of this Agreement shall not be construed as a waiver of any continuing or subsequent failure to perform or delay in performance of any term hereof.

14.  Headings.

Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


         W.T. Sports, Ltd.                   Tech Laboratories, Inc.

By:  /s/  Werner Teichmann                   By:  /s/  Bernard M. Ciongoli
     -------------------------------              -----------------------------
     Werner Teichmann, President                  Bernard M. Ciongoli, President


    FUA-Safety Equipment, AG                 Electronik Apparatabau, GmbH

By:  /s/  Wilfred Teichmann                  By:  /s/  Wilfred Teichmann
     -------------------------------              -----------------------------
     Wilfred Teichmann, President                 Wilfred Teichmann, President

                                                             Bernard M. Ciongoli
                                                             Werner Teichmann
                                                             Wilfred Teichmann